                                                                    EXHIBIT 4.02


                                 ELOQUENT, INC.

                           FOURTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                TABLE OF CONTENTS

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
1.    GENERAL.............................................................    1

      1.1   Definitions...................................................    1

2.    REGISTRATION; RESTRICTIONS ON TRANSFER..............................    3

      2.1   Restrictions On Transfer......................................    3

      2.2   Demand Registration...........................................    4

      2.3   Piggyback Registrations.......................................    5

      2.4   Form S-3 Registration.........................................    6

      2.5   Expenses Of Registration......................................    7

      2.6   Obligations Of The Company....................................    8

      2.7   Termination Of Registration Rights............................    9

      2.8   Delay Of Registration; Furnishing Information.................    9

      2.9   Indemnification...............................................    9

      2.10  Assignment Of Registration Rights.............................   11

      2.11  Amendment Of Registration Rights..............................   11

      2.12  Limitation On Subsequent Registration Rights..................   11

      2.13  "Market Stand-Off" Agreement..................................   12

      2.14  Rule 144 Reporting............................................   12

3.    OTHER COVENANTS.....................................................   12

      3.1   Basic Financial Information And Reporting.....................   12

      3.2   Inspection Rights.............................................   13

      3.3   Confidentiality Of Records....................................   13

      3.4   Reservation Of Common Stock...................................   14

      3.5   Stock Vesting.................................................   14

      3.6   Key Man Insurance.............................................   15

      3.7   Proprietary Information And Inventions Agreement..............   15

      3.8   Use Of Proceeds...............................................   15

      3.9   "Market Stand-Off" Agreements.................................   15

      3.10  Indemnification...............................................   15

      3.11  Assignment Of Repurchase Rights And Company Right Of First
            Refusal.......................................................   15

      3.12  Board Of Directors............................................   16
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                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
      3.13  Qualified Small Business Stock................................   16

      3.14  Visitation Rights.............................................   17

      3.15  Termination of Covenants......................................   17

4.    RIGHTS OF FIRST REFUSAL.............................................   17

      4.1   Subsequent Offerings..........................................   17

      4.2   Exercise Of Rights............................................   17

      4.3   Issuance Of Equity Securities To Other Persons................   17

      4.4   Termination Of Rights Of First Refusal........................   18

      4.5   Transfer Of Rights Of First Refusal...........................   18

      4.6   Excluded Securities...........................................   18

5.    MISCELLANEOUS.......................................................   19

      5.1   Governing Law.................................................   19

      5.2   Survival......................................................   19

      5.3   Successors And Assigns........................................   19

      5.4   Severability..................................................   19

      5.5   Amendment And Waiver..........................................   19

      5.6   Delays Or Omissions...........................................   19

      5.7   Notices.......................................................   20

      5.8   Attorneys' Fees...............................................   20

      5.9   Titles And Subtitles..........................................   20

      5.10  Counterparts..................................................   20
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                                       ii

                           FOURTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      THIS FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 20th day of October, 1999, by and among ELOQUENT, INC., a Delaware corporation (the "Company"), and the investors listed on Exhibit A hereto. The investors listed on Exhibit A hereto shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

      WHEREAS, certain Investors were parties to that certain Third Amended and Restated Investors' Rights Agreement dated as of June 22, 1998 by and between the Company and such Investors (the "Prior Agreement"), pursuant to which the Company granted such Investors certain registration rights, information rights, rights of participation and other rights set forth in the Prior Agreement;

      WHEREAS, in connection with the Company's issuance of Subordinated Notes with Detachable Warrants pursuant to the Securities Purchase Agreement dated as of the date hereof by and among the Company and certain of the Investors (the "Purchase Agreement"), the Company and the Investors that were parties to the Prior Agreement wish to amend and replace the Prior Agreement with this Agreement and to include the other Investors (the "New Investors") as parties to this Agreement; and

      WHEREAS, the New Investors desire to become parties to this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

1.    GENERAL.

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FINANCING WARRANTS" means (1) the warrants to purchase 37,188 shares of Common Stock issued by the Company to Lighthouse Capital Partners, L.P., (2) the warrants to purchase 71,798 shares of Common Stock issued by the Company to Lighthouse Capital Partners II, L.P., (3) the warrants to purchase 14,450 shares of Common Stock issued by the Company to Onset Enterprise Associates II, L.P.,
(4) the warrant to purchase 70,000 shares of Common Stock issued by the Company to TBCC Funding Trust II and (5) the warrant to purchase 14,451 shares of Series B Preferred Stock issued by the Company to Imperial Bancorp.

      "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that


                                       1.

permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

      "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

      "INVESTOR NOTES" means the Subordinated Notes issued by the Company to Investors pursuant to the Purchase Agreement.

      "INVESTOR WARRANTS" means the warrants to purchase 1,500,000 shares of Common Stock issued by the Company to Investors pursuant to the Purchase Agreement.

      "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

      "REGISTRABLE SECURITIES" means (1) Common Stock of the Company issued or issuable upon conversion of the Shares or upon exercise of the Investor Warrants; (2) for purposes of Section 2.3 only, Common Stock of the Company issued or issuable upon exercise of the Financing Warrants (or upon conversion of any preferred stock issued or issuable upon exercise of any Financing Warrants), and (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

      "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable, exchangeable or convertible securities.

      "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $15,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.


                                       2.

      "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

      "SHARES" shall mean (1) the Company's Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated as of October 19, 1995 by and between the Company and certain of the Investors, (2) the Company's Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated as of August 9, 1996 by and between the Company and certain of the Investors, (3) the Company's Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated as of August 26, 1997 by and between the Company and certain of the Investors, (4) the Company's Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement dated as of June 22, 1998 by and between the Company and certain of the Investors and (5) the Company's Series E Preferred Stock issued or issuable upon exchange of the Investor Notes pursuant to the Purchase Agreement.

2.    REGISTRATION; RESTRICTIONS ON TRANSFER.

      2.1 RESTRICTIONS ON TRANSFER.

            (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) The transferee has agreed in writing to be bound by this Section 2.1, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Holder's family member or trust for the benefit of an individual Holder, or (E) to any subsidiary of the Holder, provided the transferee will be subject to the terms of this Section 2.1 to the same extent as if he were an original Holder hereunder. In addition, no opinion of counsel will be necessary for transfers made pursuant to Rule 144 under the Securities Act if there is no material question as to the availability of current information under Rule 144(c), the transferring Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f) and the Company is provided with a copy of such Holder's notice of proposed sale.


                                       3.

            (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      2.2   DEMAND REGISTRATION.

            (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least 20% of the aggregate Registrable Securities or any lesser percentage of such securities if the registration has an aggregate offering price to the public in excess of $2,000,000 (a "Qualified Public Offering"), then the Company shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a


                                       4.

majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                  (i) after the Company has effected three registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

                  (ii) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within 90 days; or

                  (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

      2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (a) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of


                                       5.

Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Holders included in the registration be reduced below 33-1/3% of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than 66-2/3% of the Registrable Securities proposed to be sold in the offering.

            (b) The Company shall have the right to terminate or withdraw any registration initiated or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

      2.4 FORM S-3 REGISTRATION. In case the Company shall receive from a Holder or Holders of at least 25% of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                  (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or


                                       6.

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, or

                  (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any one-year period, or

                  (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

                  (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

      2.5 EXPENSES OF REGISTRATION. All such Registration Expenses incurred in connection with registrations requested pursuant to Section 2.2, Section 2.3 and
Section 2.4 after the first three registrations requested pursuant to each of these sections shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each. All other Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.


                                       7.

      2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            (h) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date,


                                       8.

from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

      2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect seven years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by such Holder may be sold under Rule 144 during any 90-day period.

      2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

            (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

      2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim,


                                       9.

damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the


                                      10.

indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

            (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

            (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (i) is a subsidiary, parent, general partner, limited partner, retired partner or officer, stockholder or other equity holder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least 20% of such Holder's shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and
(B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

      2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 66-2/3% of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of greater


                                      11.

than 50% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder. The Company shall not, without the written consent of the Holders of greater than 50% of the Registrable Securities, grant any registration rights to any purchaser of the Company's securities who purchases such securities after the date of this Agreement unless such purchaser becomes a party to this Agreement.

      2.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company as the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Shares or Common Stock (or other securities) of the Company held by each such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements.

      The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period.

      2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.    OTHER COVENANTS.

      3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

            (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of


                                      12.

accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

            (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company will furnish each Investor owning and/or having the right to acquire, together with its affiliates, not less than 300,000 shares of Registrable Securities (in each case as adjusted for stock splits and combinations) (a "Major Investor") a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

            (c) The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

            (d) The Company will furnish each such Major Investor (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); (ii) promptly after the Company's receipt thereof, each "management letter" provided to the Company by the Company's independent public accountants; and (iii) as soon as practicable after the end of each month, and in any event within 20 days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

      3.2 INSPECTION RIGHTS. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 3.2 with respect to a competitor of the Company or with respect to information that the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

      3.3 CONFIDENTIALITY OF RECORDS.


                                      13.

            (a) Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information" means any information, technical data or know-how, including, but not limited to, the Company's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, that is disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment and, if in written form, is stamped "Confidential" or "Proprietary" or, if disclosed orally, is promptly confirmed in writing to be Confidential Information.

            (b) Confidential Information does not include information, technical data or know-how that (i) is in the Investor's possession at the time of disclosure as shown by Investor's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; (iii) is disclosed to an Investor on a non-confidential basis by a third party having a legal right to such information; (iv) is independently developed by Investor, as properly documented by the Investor; or (v) is approved for release by written authorization of Company. The provisions of this Section shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to an Investor's employees, counsel, accountants or other professional advisors;
(iii) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor's rights or interest against the Company, whether under this Agreement or otherwise; or (iv) to the disclosure of Confidential Information to a prospective transferee of securities that agrees to be bound by the provisions of this Section in connection with the receipt of such Confidential Information.

      3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock and the exercise of the Investor Warrants, all Common Stock issuable from time to time upon such conversion or exercise. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Stock and the exercise of the Investor Warrants, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock as appropriate.

      3.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) 25% of such stock shall vest at the end of the first year following the later of the date of issuance or such person's services commencement date with the Company, and (ii) 75% of such stock shall


                                      14.

vest monthly over the remaining three years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

      3.6 KEY MAN INSURANCE. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance for key service providers and in the amounts determined by the Board of Directors.

      3.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form provided to counsel to the New Investors.

      3.8 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Series E Preferred Stock sold pursuant to the Purchase Agreement solely as set forth therein.

      3.9 "MARKET STAND-OFF" AGREEMENTS. The Company shall require all purchasers of its capital stock to agree, if so requested by the Company or any underwriter's representative in connection with the Initial Offering, not to sell or otherwise transfer any securities of the Company during a period of up to 180 days following the effective date of the registration statement of the Company filed under the Securities Act with respect to the Initial Offering.

      3.10 INDEMNIFICATION. The Company has and will maintain, for so long as any representative of the Holders is a member of the Board of Directors, provisions in its Certificate of Incorporation and Bylaws that allow it to indemnify its officers and directors to the fullest extent permitted by Delaware law.

      3.11 ASSIGNMENT OF REPURCHASE RIGHTS AND COMPANY RIGHT OF FIRST REFUSAL. At all times prior to the closing of the Initial Offering the Company shall maintain in effect with respect to all outstanding shares of Common Stock a right of first refusal with respect to any proposed sale or transfer of shares of Common Stock substantially in the form currently contained in the Company's Bylaws. If, at any time prior to the closing of the Initial Offering, the Company elects not to exercise the right of first refusal as to the sale or transfer of any shares of Common Stock, including without limitation, shares issued upon exercise of employee stock options or pursuant to any employee compensation or stock purchase program, the Company shall assign such right of first refusal pro rata among the Significant Investors (as defined below) as follows:

            (a) Within 10 days following the receipt of a notice from a holder of Common Stock (a "Transferring Holder") advising the Company of such holder's desire to transfer any shares of Common Stock subject to the Company's right of first refusal (an "Offer"), the Company shall make an election as to whether it chooses to exercise its right to purchase such shares, and if the Company elects not to purchase such shares it shall immediately deliver written notice (a "Notice of Offer") of its election not to exercise its right of first refusal and of its assignment of such right to each Investor owning and/or having the right to acquire, together with its affiliates, not less than 150,000 shares of Registrable Securities (in each case as adjusted for stock splits and combinations) (a "Significant Investor"). Each Significant Investor shall have the right and option, for a period of 15 days after delivery of the Notice of Offer to the


                                      15.

Investor, to accept, at the purchase price and on the terms specified in the Notice of Offer (1) such Significant Investor's Proportionate Percentage, as defined below, of the securities offered pursuant to the Offer and (2) any of the securities offered pursuant to the Offer that are not accepted by the other Significant Investors, in which case such securities not deemed to have been offered to and accepted by the Significant Investors shall be deemed to have been offered to and accepted by the Significant Investors that exercised their option under this clause (2), pro rata in accordance with their respective Proportionate Percentages (excluding, for the purpose of such calculation, any Significant Investor not exercising its option under this clause (2)). Acceptance of the Offer shall be made by each Significant Investor by the delivery of a written notice to the Company and the Transferring Holder within said 15-day period, which notice shall indicate such Significant Investor's election to exercise its rights under this Section 3.12 and shall specify the number of securities that such Significant Investor wishes to purchase and whether such Significant Investor wishes to exercise its rights under clause (2) above.

            (b) Transfers of securities under the terms of this Section 3.12 shall be made at the offices of the Company on a mutually satisfactory business day within 15 days after the expiration of the applicable time periods. Delivery of certificates or other instruments evidencing such securities duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            (c) If effective acceptances are not received pursuant to Section 3.12(a) with respect to all securities offered for sale pursuant to the aforesaid Notice of Offer, then the Transferring Holder may transfer to a third party all of the securities so offered for sale or any part thereof at the price and on the identical terms stated in the original Notice of Offer and in accordance with the Bylaws.

            (d) For purposes of this Section 3.12 only, the term "Proportionate Percentage" shall mean, with respect to a Significant Investor, a fraction (expressed as a percentage), the numerator of which is equal to the sum of the total number of shares held by such Significant Investor (on an as-if-converted to Common Stock basis) and the denominator of which is the total number of shares held by all Significant Investors (on an as-if-converted to Common Stock basis).

      3.12 BOARD OF DIRECTORS. The Company will use its commercially reasonable efforts to cause its Board of Directors to meet at least quarterly and, for so long as a representative of Crosslink Omega Ventures III, L.P. (and its affiliates) is on the Board of Directors, to cause such representative to remain on the Audit Committee of the Board of Directors.

      3.13 QUALIFIED SMALL BUSINESS STOCK. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(c) of the Code and any related Treasury Regulations. In addition, within ten days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether such Investor's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code. The Company's obligation to furnish a written statement pursuant to this Section 3.14 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.


                                      16.

      3.14 VISITATION RIGHTS. The Company shall allow one representative designated by Menlo Ventures VII, L.P., for so long as it owns any Shares, to attend all meetings of the Company's board of directors in a nonvoting capacity and, in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, that the Company provides to its board of directors, subject to confidentiality and other limitations set forth in any management rights agreement between the Company and Menlo Ventures VII, L.P.

      3.15 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

4.    RIGHTS OF FIRST REFUSAL.

      4.1 SUBSEQUENT OFFERINGS. Each Significant Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Significant Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares, Investor Warrants or other convertible instruments) that such Investor is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares, the Investor Warrants or other convertible instruments) immediately prior to the issuance of the Equity Securities and assuming exercise of all outstanding options and warrants to purchase Securities of the Company. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

      4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Significant Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Significant Investor shall have 15 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Significant Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. The closing of any purchase and sale hereunder shall take place concurrently with, or as soon as practicable after, the closing of the sale of Equity Securities to third parties.

      4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Significant Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Significant Investors who do so elect and shall offer such Significant Investors the right to acquire such unsubscribed shares. Such Significant Investors


                                      17.

shall have five days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If such Significant Investors fail to exercise in full the rights of first refusal, the Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Significant Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Significant Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 60 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Significant Investors in the manner provided above.

      4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall terminate upon the effective date of the registration statement pertaining to a public offering that results in the automatic conversion of the Shares into Common Stock and not apply to such public offering.

      4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Significant Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

      4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

            (a) Option Pool Shares, as defined in Article IV, Section G.4.(j)(iv), of the Company's Amended and Restated Certificate of Incorporation;

            (b) stock issued pursuant to any rights, agreements, options and warrants outstanding as of the date of this Agreement;

            (c) stock issued pursuant to any rights, agreements, options and warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights, agreements, warrants or options;

            (d) any Equity Securities issued as consideration in a merger, consolidation, acquisition or similar business combination approved by the Company's Board of Directors;

            (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

            (f) shares of Common Stock issued upon conversion of the Shares or exercise of the Investor Warrants or Financing Warrants;

            (g) any Equity Securities issued pursuant to any equipment leasing arrangement or bank financing approved by the Board of Directors; or

            (h) the Investor Notes or the Series E Preferred Stock issuable upon exchange of the Investor Notes.


                                      18.

5.    MISCELLANEOUS.

      5.1 GOVERNING LAW. This Agreement is intended to take effect as a sealed instrument and shall be governed by and construed under the laws of the State of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within Massachusetts.

      5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      5.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      5.5 AMENDMENT AND WAIVER.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least 66-2/3% of the Registrable Securities.

            (c) Notwithstanding Section 5.5(a), but subject to the other provisions of this Agreement, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

      5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such


                                      19.

Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      5.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

      5.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                      20.

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                 INVESTORS:

ELOQUENT, INC.                           OMEGA BAYVIEW, L.L.C.

By:                                      By:
    --------------------------------          ----------------------------------
    Abraham Kleinfeld
    Chief Executive Officer                   ----------------------------------
    and President                             Authorized Signatory


                                         CROSSLINK CROSSOVER FUND II, L.P.

                                         By:  Crossover Investment Management,
                                                L.L.C.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------


                                         CROSSLINK CROSSOVER FUND III, L.P.

                                         By:  Crossover Fund III Management,
                                                L.L.C.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Michael J. Stark
                                              Managing Member


                                         CROSSLINK OMEGA VENTURES III, L.L.C.

                                         By:  Crosslink Omega III Holdings,
                                                L.L.C.
                                              Its Authorized Signatory

                                         By:
                                              ----------------------------------
                                              Authorized Signatory


                                         CROSSLINK OFFSHORE OMEGA VENTURES III,
                                            A CAYMAN ISLANDS TRUST

                                         By:  Crosslink Omega III Holdings,
                                                L.L.C.
                                              Its Authorized Signatory

                                         By:
                                              ----------------------------------

                                              ----------------------------------
                                              Authorized Signatory


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                         MENLO VENTURES VII, L.P.
                                         By:  MV Management VII, L.L.C.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Sonja L. Hoel
                                              Its Managing Member


                                         MENLO ENTREPRENEURS FUND VII, L.P.

                                         By:  MC Management VII, L.L.C.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Sonja L. Hoel
                                              Its Managing Member


                                         ONSET ENTERPRISE ASSOCIATES II, L.P.

                                         By:  OEA II Management, L.P.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Terry Opdendyk
                                              Its General Partner


                                         ONSET ENTERPRISE ASSOCIATES III, L.P.

                                         By:  OEA III Management, LLC
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Terry Opdendyk
                                              Its Managing Director


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                         FOUNDATION CAPITAL, L.P.

                                         By:  Foundation Capital Management, LLC
                                              Its General Partner

                                         By:
                                              ----------------------------------

                                              ----------------------------------
                                              Its Manager


                                         FOUNDATION CAPITAL ENTREPRENEURS FUND,
                                           LLC

                                         By:  Foundation Capital Management, LLC
                                              Its Manager

                                         By:
                                              ----------------------------------

                                              ----------------------------------
                                              Its Manager


                                         LIGHTHOUSE CAPITAL PARTNERS, L.P.
                                         LIGHTHOUSE CAPITAL PARTNERS II, L.P.

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------


                                         IMPERIAL BANCORP

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------


                                         TBCC FUNDING TRUST II

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                         ---------------------------------------
                                         MICHAEL FAHEY


                                         ---------------------------------------
                                         ZOFIA T. GLAZER


                                         ---------------------------------------
                                         KENNETH R. GRANT


                                         STEPHEN M. SAUCY AND PATRICIA T. SAUCY,
                                         TRUSTEES, THE SAUCY FAMILY TRUST DATED
                                         10/30/95


                                         ---------------------------------------
                                         Stephen M. Saucy, Trustee


                                         MICHAEL N. AND MARY G. SCHUH 1990
                                         FAMILY TRUST

                                         ---------------------------------------
                                         Stephen M. Saucy, Trustee


                                         GMN INVESTORS II, L.P.

                                         By:  GMN Investors LLC
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              David F. Millet
                                              Managing Director


                                         JENSTAR PARTNERS I, LLC

                                         By:
                                              ----------------------------------
                                              Thomas E. Tucker
                                              Managing Member


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                         THE MANUFACTURERS LIFE INSURANCE
                                         COMPANY (U.S.A.)

                                         By:
                                              ----------------------------------
                                              William M. Sheehan


                                         MEIER MITCHELL & COMPANY

                                         By:
                                              ----------------------------------
                                              James V. Mitchell
                                              President


                                         TRANSNATIONAL GROUP SERVICES LLC

                                         By:
                                              ----------------------------------
                                              Bruce Rogoff
                                              Vice Chairman


                                         CAMBRIDGE TECHNOLOGY CAPITAL FUND, L.P.

                                         By:  Cambridge Technology GPLP, L.P.
                                              Its General Partner

                                         By:  Cambridge Technology CGP, Inc.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Barry Rosenbaum
                                              Managing Director


                                         EXETER CAPITAL PARTNERS IV, L.P.

                                         By:  Exeter IV Advisors, L.P.
                                              Its General Partner

                                         By:  Exeter IV Advisors, Inc.
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Kurt F. Bergquist
                                              Vice President


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                         THE STONEBERG FAMILY TRUST

                                         By:
                                              ----------------------------------
                                         Peter Stoneberg, Trustee


                                         ANDERSON ELOQUENT, L.P.

                                         By:  Spring Creek Partners
                                              Its General Partner

                                         By:
                                              ----------------------------------
                                              Duane R. Bach
                                              General Partner


                                         ---------------------------------------
                                         MICHAEL MITGANG


                                         ---------------------------------------
                                         CHAD ABRAHAM


                                         ---------------------------------------
                                         PETER BENNETT


             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                          AMENDED SCHEDULE OF INVESTORS

Menlo Ventures VII, L.P. and
Menlo Entrepreneurs Fund VII, L.P.
3000 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA  94025
Attn:  Sonja Hoel

Onset Enterprise Associates II, L.P. and
Onset Enterprise Associates III, L.P.
2490 Sand Hill Road
Menlo Park, CA  94025
Attn:  Terry Opdendyk

Foundation Capital, L.P. and
Foundation Capital Entrepreneurs Fund, LLC
75 Willow Road, Suite 103
Menlo Park, CA  94025
Attn:  Kathryn Gould

Lighthouse Capital Partners, L.P. and
Lighthouse Capital Partners II, L.P.
100 Drakes Landing Road, Suite 260
Greenbrae, CA  94904
Attn:  Rick Stubblefield

TBCC Funding Trust II
15260 Ventura Blvd.
Suite 1240
Sherman Oaks, CA  91403
Attn:  Ian Sutnider

Imperial Bancorp
9920 S. La Cienega Blvd.
Inglewood, CA 90301
Attn: General Counsel

Michael Fahey
163 Rock Harbor Lane
Foster City, CA  94404

Zofia T. Glazer
20 Monadnock Drive
Shrewsbury, MA 01545

Kenneth R. Grant
688 Knoll Drive
San Carlos, CA 94070

Stephen M. Saucy and Patricia T. Saucy,
Trustees, The Saucy Family Trust Dated 10/30/95
55 Cortaderia Court
Danville, CA  94526

Michael N. and Mary G. Schuh 1990 Family Trust
400 Old Bennett Trail
Glen Ellen, CA  95442

Omega Bayview, L.L.C.,
Crosslink Crossover Fund II, L.P.,
Crosslink Crossover Fund III, L.P.,
Crosslink Omega Ventures III, L.L.C. and
Crosslink Offshore Omega Ventures III, a Cayman Islands trust
c/o Crosslink Capital, Inc.
555 California Street, Suite 2600
San Francisco, CA  94104
Attn:  Jason Sanders

GMN Investors II, L.P.
20 William Street
Wellesley, MA  02481
Attn:  David F. Millet

JenStar Partners I, LLC
3 Upper Newport Drive
Second Floor
Newport Beach, CA  92660


                                       1.

MF Private Capital, Inc.
45 Milk Street
Boston, MA  02109
Attn:  William M. Sheehan

(with a copy to:
Nixon Peabody LLP
101 Federal Street
Boston, MA  02110
Attn:  Craig D. Mills, P.C.)

Meier Mitchell & Company
4 Orinda Way
Suite 200-B
Orinda, CA  94563
Attn:  James V. Mitchell

(with a copy to:
GATX Capital
Four Embarcadero Center
Suite 2200
San Francisco, CA  94111
Attn:  Craig F. Bruzzone)

TransNational Group Services LLC
133 Federal Street
Boston, MA  02110
Attn:  Bruce Rogoff

The Stoneberg Family Trust
41 Dos Posos
Orinda, CA  94563
Attn:  Peter Stoneberg, Trustee

Anderson Eloquent, L.P.
c/o Spring Creek Partners
330 Spring Creek Road
Rockford, IL  61107
Attn:  Duane Bach

Exeter Capital Partners IV, L.P.
10 East 53rd Street
32nd Floor
New York, NY  10022
Attn:  Kurt Bergquist

Cambridge Technology Capital Fund I L.P.
11512 El Camino Real, Suite 215
San Diego, CA  92130
Attn:  LeAnn Silberman

Michael A. Mitgang
586 California Way
Emerald Hills, CA  94062

Peter Bennett
18815 24th Avenue North
Plymouth, MN 55447

Chad Abraham
2130A Gordon Ave.
Menlo Park, CA 94025


                                       2.